FEBRUARY 16, 1996




SECURITIES AND EXCHANGE COMMISSION
450 FIFTH STREET, N.W.
WASHINGTON, D.C.  20549


RE:    RULE 24F-2 NOTICE FOR AMERITAS VARIABLE LIFE INSURANCE
       COMPANY SEPARATE ACCOUNT V
       (REGISTRATION NO. 811-4473) (REGISTRATION NO. 33-30019)


GENTLEMEN:

IN MY OPINION:

       1. AMERITAS VARIABLE LIFE INSURANCE COMPANY ("AVLIC") IS A CORPORATION DULY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEBRASKA.

       2. THE OFFER AND SALE BY AVLIC OF THE VARIABLE LIFE INSURANCE CONTRACTS COVERED BY THE FOREGOING RULE 24F-2 NOTICE HAVE BEEN VALIDLY AUTHORIZED AND THE CONTRACTS, THE REGISTRATION OF WHICH IS MADE DEFINITE BY SAID NOTICE, CREATE LAWFUL AND VALID OBLIGATIONS OF AVLIC IN ACCORDANCE WITH THE TERMS THEREOF.


VERY TRULY YOURS,




NORMAN KRIVOSHA
SECRETARY

NK:LJW